EXHIBIT 99.1

News Release

CBOE HOLDINGS, INC. REPORTS RESULTS FOR FIRST-QUARTER 2015

First-Quarter 2015 Financial Highlights

-- Operating Revenue of $142.8 Million Compared With $157.9 Million, Down 10 Percent
-- GAAP Net Income Allocated to Common Stockholders of $42.1 Million Compared With $48.5 Million; Diluted EPS of $0.50 Versus $0.56, Down 11 Percent
-- Adjusted Net Income Allocated to Common Stockholders of $42.3 Million Compared With $50.0 Million; Adjusted Diluted EPS of $0.50 Versus $0.58, Down 14 Percent1
-- GAAP Operating Margin of 48.7 Percent Compared With 52.0 Percent; Adjusted Operating Margin of 48.7 Percent Compared With 53.6 Percent1
CHICAGO, May 1, 2015 - CBOE Holdings, Inc. (NASDAQ: CBOE) today reported net income allocated to common stockholders of $42.1 million, or $0.50 per diluted share, for the first quarter of 2015, compared with $48.5 million, or $0.56 per diluted share, in the first quarter of 2014. On an adjusted basis, net income allocated to common stockholders was $42.3 million, or $0.50 per diluted share, compared with $50 million, or $0.58 per diluted share, in the same period last year. Operating revenue for the quarter was $142.8 million, down 10 percent compared with $157.9 million in the first quarter of 2014.
Financial results presented on an adjusted basis for the first quarter of 2015 and 2014 exclude certain items, including accelerated stock-based compensation and impairment charges, which are detailed in the reconciliation of non-GAAP results.
"Despite challenging market conditions, we continue to lay the foundation for future growth at CBOE. Already this year, we made significant progress in our ongoing index option growth story when options on the Russell 2000 Index began trading exclusively at CBOE and C2 on April 1st, followed by the launch of options on the MSCI Emerging Markets Index and the MSCI EAFE Index on April 21st. We also expanded our global customer reach with extended trading hours for SPX and VIX options,” said Edward T. Tilly, CBOE Holdings' Chief Executive Officer.  “We are confident that our growing suite of premium index products,  supported by ongoing  educational and customer outreach efforts, will enable CBOE to continue to provide value to our shareholders as well as to customers in 2015 and beyond."
"Our first-quarter results reflect the impact of lower trading volume experienced at CBOE Holdings and industrywide, as well as a difficult comparison to last year's record first-quarter results,” said Alan J. Dean, CBOE Holdings' Executive Vice President and Chief Financial Officer. "In response to current trading volumes, we are adjusting our 2015 expense plans while maintaining a sharp focus on advancing our long-term growth initiatives through ongoing investments in product and systems development. We have successfully adjusted to low volume periods in the past by making short-term cost reductions, while continuing to invest in our business to drive future growth. This approach historically has always enabled CBOE to emerge even stronger once trading conditions improve."
(1) A full reconciliation of our non-GAAP results to our GAAP results for the 2015 and 2014 reporting periods is included in the attached tables. See "Non-GAAP Information” in the accompanying financial tables.

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Key Statistics and Financial Highlights
The table below highlights CBOE Holdings' operating results on a GAAP basis and an adjusted basis for the comparative quarters ended March 31, 2015 and 2014. Financial results presented on an adjusted basis provide supplemental information to facilitate period-over-period comparisons by adjusting for certain items that management believes are not indicative of the company's core operating performance.

(in millions, except per share, revenue per contract and trading days)	1Q 2015	1Q 2014	Y/Y Change
Key Statistics:
Total Trading Days	61	61
Average Daily Volume (options and futures)	4.77	5.62	(15%)
Total Trading Volume (options and futures)	290.7	342.8	(15%)
Average Revenue Per Contract	$0.340	$0.329	3%
GAAP Financial Highlights:
Total Operating Revenues	$142.8	$157.9	(10%)
Total Operating Expenses	73.3	75.9	(3%)
Operating Income	69.5	82.0	(15%)
Operating Margin %	48.7%	52.0%	(330	) bps
Net Income	$42.3	$49.0	(14%)
Net Income Allocated to Common Stockholders	$42.1	$48.5	(13%)
Diluted EPS	$0.50	$0.56	(11%)
Weighted Average Shares Outstanding	84.0	86.5	(3%)
Adjusted Financial Highlights (1)
Total Operating Expenses	$73.3	$73.3	—%
Operating Income	69.5	84.6	(18%)
Operating Margin %	48.7%	53.6%	(490	) bps
Net Income	$42.5	$50.5	(16%)
Net Income Allocated to Common Stockholders	$42.3	$50.0	(15%)
Diluted EPS	$0.50	$0.58	(14%)
(1) A full reconciliation of our non-GAAP results to our GAAP results for the 2015 and 2014 reporting periods is included in the attached tables. See "Non-GAAP Information” in the accompanying financial tables.
Revenues
Operating revenue was $142.8 million in the first quarter of 2015, down $15.1 million, or 10 percent, from $157.9 million in the first quarter of 2014. The lower revenue primarily reflects a decrease of $14.1 million in transaction fees.
Transaction fees decreased 12 percent in the quarter, driven by a 15 percent decrease in trading volume, offset somewhat by a 3 percent increase in the average revenue per contract (RPC) compared with the first quarter of 2014. Total trading volume in the first quarter was 290.7 million contracts, or 4.77 million contracts per day, compared with volume of 342.8 million contracts, or 5.62 million contracts per day, in last year's first quarter. RPC was $0.340 compared with $0.329 in the first quarter of 2014.
The increase in RPC primarily reflects the net impact of a higher RPC generated on index options and futures contracts, with increases of 6 percent and 5 percent, respectively, offset somewhat by a shift in the mix of volume towards lower-margin, multiply-listed products. The RPC gains for index options and futures contracts primarily resulted from fee adjustments and lower volume discounts and incentives. With respect to the shift in the volume mix, multiply-listed options accounted for a higher percent of trading volume at 66.7 percent in the first quarter of 2015, compared with 65.3 percent in the first quarter of 2014.

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The average revenue per contract represents total transaction fee revenue divided by total reported trading volume for Chicago Board Options Exchange® (CBOE®), C2 Options ExchangeSM (C2SM) and CBOE Futures ExchangeSM (CFE®).
Adjusted Operating Expenses
Adjusted operating expenses were $73.3 million for the first quarter of 2015 and 2014. Adjusted operating expenses for the quarter reflect the net impact of lower costs for compensation and benefits and royalty fees, offset by higher costs for professional fees and outside services and depreciation and amortization. There were no adjustments to operating expenses in the first quarter of 2015. For the first quarter of 2014, adjusted operating expenses exclude accelerated stock-based compensation of $2.5 million.
The company's core operating expenses, which include total operating expenses less volume-based expenses, depreciation and amortization, accelerated stock-based compensation expense and unusual or one-time expenses, were $47.9 million for the first quarter of 2015, up $0.2 million, or 1 percent, compared with last year's first quarter. The increase in core operating expenses primarily reflects increases of $4.6 million in professional fees and outside services, $0.6 million in technology support services and $0.5 million in travel and promotional expenses, offset by a decrease of $5.4 million in compensation and benefits. The decline in compensation and benefits largely reflects lower expenses related to salaries, stock-based compensation and incentive compensation. The increase in professional fees and outside services, as well as the decrease in salaries, is primarily attributed to the company's outsourcing of certain regulatory services to FINRA, which occurred in December of 2014.
Volume-based expenses, which include royalty fees and order-routing fees, were $15.0 million in the first quarter of 2015, a decrease of $2.0 million, or 12 percent, compared with the same period last year. This decrease includes lower royalty fees of $1.7 million and lower order-routing fees of $0.3 million. The decline in royalty fees was primarily due to lower trading volume in licensed products.
Adjusted Operating Margin
The company's adjusted operating margin was 48.7 percent for the first quarter of 2015, a decrease of 490 basis points compared to an all-time high of 53.6 percent reported for the first quarter of 2014. The margin decline reflects flat expenses over a lower revenue base.
Effective Tax Rate
The company reported an effective tax rate of 39.0 percent for the current quarter compared with 39.9 percent in last year's first quarter. The effective tax rate for the first quarter of 2014 included the recognition of a discrete tax charge, which accounted for the higher effective tax rate in 2014 versus the first quarter of 2015.
Operational Highlights and Recent Developments

•	On April 21, CBOE began trading options on the MSCI Emerging Markets Index (MXEF) and the MSCI EAFE Index (MXEA).

•	On April 1, options on the Russell 2000 Index (RUT) began trading exclusively at CBOE and C2.

•
On March 2 and March 9, the company expanded trading hours for CBOE Volatility Index® (VIX® Index) options and S&P 500 Index (SPX) options, respectively, adding more than six hours of additional trading each day. The expanded trading hours for VIX and SPX options at CBOE run Monday through Friday, beginning each day at 2:00 a.m. CT and ending at 8:15 a.m. CT.

•
On February 26, the company announced that it entered into an exclusive licensing agreement with London Stock Exchange Group (LSEG), to develop and list options in the United States based on more than two dozen FTSE and Russell indices. In addition, as part of the agreement, CBOE and LSEG will collaborate on new index options products and investor education globally.

2015 Fiscal Year Financial Guidance
The company lowered its guidance for core expenses for the 2015 fiscal year to a range of $190.0 million to $194.0 million from the previous guidance range of $195.0 million to $199.0 million, reflecting expense reductions the company plans to make in light of current trading volumes.

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The company reaffirmed its financial guidance for the 2015 fiscal year for the following:

•	Continuing stock-based compensation expense included in core expenses is expected to be approximately $12.0 million for the full year.

•	Capital expenditures are expected to be in the range of $37.0 million to $40.0 million.

•	Depreciation and amortization expense is expected to be in the range of $46.0 million to $48.0 million.

•
Effective tax rate for the full-year 2015 is expected to be in the range of 38.5 percent to 39.5 percent. Significant changes in trading volume, expenses, state and local tax rates and other items, including ongoing state and federal tax audits, could materially impact this expectation.

Return of Capital to Stockholders
As announced on April 29, 2015, CBOE Holdings' Board of Directors declared a second-quarter dividend of $0.21 per share, payable June 19, 2015, to stockholders of record as of May 29, 2015.
During the first quarter of 2015, the company repurchased 510,951 shares of its common stock under its share repurchase program at an average price of $61.48 per share, for an aggregate purchase price of $31.4 million.
Since the inception of its share repurchase program in 2011 through March 31, 2015, the company has repurchased 8,366,021 shares of its common stock at an average price of $40.85 per share, for a total of $341.8 million.
As of March 31, 2015, the company had approximately $58.2 million of availability remaining under its existing share repurchase authorizations.
Earnings Conference Call
Executives of CBOE Holdings will host a conference call to review its first-quarter financial results today, May 1, 2015, at 8:30 a.m. ET/7:30 a.m. CT. The conference call and any accompanying slides will be publicly available via live webcast from the Investor Relations section of the company's website at www.cboe.com under Events & Presentations. Participants may also listen via telephone by dialing (866) 652-5200 from the United States, (855) 669-9657 from Canada or (412) 317-6060 for international callers. Telephone participants should place calls 10 minutes prior to the start of the call. The webcast will be archived on the company's website for replay. A telephone replay of the earnings call also will be available from approximately 11:00 a.m. CT, May 1, 2015, through 11:00 p.m. CT, May 8, 2015, by calling (877) 344-7529 from the U.S., (855) 669-9658 from Canada or (412) 317-0088 for international callers, using replay code 10062466.
About CBOE Holdings
CBOE Holdings, Inc. (NASDAQ: CBOE) is the holding company for Chicago Board Options Exchange (CBOE), CBOE Futures Exchange (CFE) and other subsidiaries. CBOE, the largest U.S. options exchange and creator of listed options, continues to set the bar for options and volatility trading through product innovation, trading technology and investor education. CBOE Holdings offers equity, index and ETP options, including proprietary products, such as S&P 500 options (SPX), the most active U.S. index option, and options and futures on the CBOE Volatility Index (the VIX Index). Other products engineered by CBOE include equity options, security index options, Weeklys options, LEAPS options, FLEX options, and benchmark products such as the CBOE S&P 500 BuyWrite Index (BXM). CBOE Holdings is home to the world-renowned Options Institute and www.cboe.com, the go-to place for options and volatility trading resources.

Forward-Looking Statements
This press release may contain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those statements that reflect our expectations, assumptions or projections about the future and involve a number of risks and uncertainties. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause actual results to differ materially from that expressed or implied by the forward-looking statements, including: the loss of our right to exclusively list certain index options and futures products; increasing price competition in our industry; compliance with legal and regulatory obligations and obligations under agreements with regulatory agencies; decreases in the amount of trading volumes or a shift in the mix of products traded on our exchanges; our ability to operate our business, monitor and maintain our systems or program them so that they operate

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correctly, including in response to increases in trading volume and order transaction traffic; the accuracy of our estimates and expectations; legislative or regulatory changes; increasing competition by foreign and domestic entities; our index providers ability to perform under our agreements; our ability to operate our business without violating the intellectual property rights of others and the costs associated with protecting our intellectual property rights; our ability to maintain access fee revenues; our ability to protect our systems and communication networks from security risks, including cyber-attacks; economic, political and market conditions; our ability to attract and retain skilled management and other personnel; our ability to maintain our growth effectively; our dependence on third party service providers; and the ability of our compliance and risk management methods to effectively monitor and manage our risks.
More detailed information about factors that may affect our performance may be found in our filings with the SEC, including in our Annual Report on Form 10-K for the year ended December 31, 2014 and other filings made from time to time with the SEC.
The condensed consolidated statements of income, balance sheets and statements of cash flows are unaudited and subject to reclassification.

CBOE Media Contacts:		Analyst Contact:
Suzanne Cosgrove	Gary Compton	Debbie Koopman
(312) 786-7123	(312) 786-7612	(312) 786-7136
cosgrove@cboe.com	comptong@cboe.com	koopman@cboe.com
CBOE-F

Trademarks:

CBOE®, Chicago Board Options Exchange®, CBOE Volatility Index®, CFE®, Execute Success®, FLEX®, LEAPS® and VIX® are registered trademarks and BuyWriteSM, BXMSM, CBOE Futures ExchangeSM, The Options InstituteSM, and WeeklysSM are service marks of Chicago Board Options Exchange, Incorporated (CBOE).  C2SM and C2 Options ExchangeSM are service marks of C2 Options Exchange, Incorporated (C2). Standard & Poor's®, S&P® and S&P 500® are registered trademarks of Standard & Poor's Financial Services LLC and have been licensed for use by CBOE, C2 and CFE.

Russell® and Russell 2000® are registered trademarks of the Frank Russell Company, used under license. FTSE® and the FTSE indexes are trademarks and service marks of FTSE International Limited, used under license. MSCI® and the MSCI index names are service marks of MSCI Inc. or its affiliates and have been licensed for use by the CBOE and CFE. Options contracts on any MSCI index are not sponsored, guaranteed or endorsed by MSCI, its affiliates or any other party involved in, or related to, making or compiling such MSCI index. All other trademarks and service marks are the property of their respective owners.

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CBOE Holdings, Inc.
Selected Quarterly Operating Statistics

Average Daily Volume by Product (in thousands)

	1Q 2015	4Q 2014	3Q 2014	2Q 2014	1Q 2014
PRODUCT:
Equities	1,808	1,940	1,852	1,806	2,165
Indexes	1,399	1,759	1,476	1,472	1,749
Exchange-traded products	1,371	1,709	1,426	1,389	1,503
Total Options Average Daily Volume	4,578	5,408	4,754	4,667	5,417
Futures	187	236	198	166	203
Total Average Daily Volume	4,765	5,644	4,952	4,833	5,620

Mix of Trading Volume by Product

	1Q 2015	4Q 2014	3Q 2014	2Q 2014	1Q 2014
PRODUCT:
Equities	37.9%	34.4%	37.4%	37.4%	38.5%
Indexes	29.4%	31.1%	29.8%	30.5%	31.1%
Exchange-traded products	28.8%	30.3%	28.8%	28.7%	26.8%
Futures	3.9%	4.2%	4.0%	3.4%	3.6%
Total	100.0%	100.0%	100.0%	100.0%	100.0%

Average Revenue Per Contract by Product

	1Q 2015	4Q 2014	3Q 2014	2Q 2014	1Q 2014
Trading Days	61	64	64	63	61
PRODUCT:
Equities	$0.077	$0.068	$0.077	$0.079	$0.081
Indexes	0.712	0.696	0.680	0.670	0.669
Exchange-traded products	0.118	0.105	0.115	0.111	0.117
Total Options Average Revenue Per Contract	0.284	0.284	0.275	0.275	0.281
Futures	1.705	1.616	1.625	1.639	1.617
Total Average Revenue Per Contract	$0.340	$0.340	$0.329	$0.322	$0.329

Transaction Fees by Product (in thousands)

	1Q 2015	4Q 2014	3Q 2014	2Q 2014	1Q 2014
PRODUCT:
Equities	$8,541	$8,429	$9,075	$8,974	$10,696
Indexes	60,807	78,359	64,205	62,152	71,320
Exchange-traded products	9,893	11,508	10,451	9,707	10,741
Total Options Transaction Fees	$79,241	$98,296	$83,731	$80,833	$92,757
Futures	19,482	24,435	20,580	17,099	20,033
Total Transaction Fees	$98,723	$122,731	$104,311	$97,932	$112,790

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Non-GAAP Information
In addition to disclosing results determined in accordance with GAAP, CBOE Holdings has disclosed certain non-GAAP measures of operating performance. These measures are not in accordance with, or a substitute for, GAAP, and may be different from or inconsistent with non-GAAP financial measures used by other companies. The non-GAAP measures provided in this press release include core operating expenses, adjusted operating expenses, adjusted operating income, adjusted operating margin, adjusted net income, adjusted net income allocated to common stockholders and adjusted diluted earnings per share.
Management believes that the non-GAAP financial measures presented in this press release, including adjusted net income and core operating expenses, provide useful and comparative information to assess trends in our core operations and a means to evaluate period-to-period comparisons. Non-GAAP financial measures disclosed by management, including adjusted diluted EPS, are provided as additional information to investors in order to provide them with an alternative method for assessing our financial condition and operating results.
The table below shows core operating expenses, which is the company's operating expenses after excluding (i) volume-based expenses, (ii) depreciation and amortization expense, (iii) accelerated stock-based compensation expense and (iv) other unusual or one-time expenses.

	Three Months Ended March 31,

(in thousands)	2015	2014
Total Operating Expenses	$73,286	$75,847
Less:
Depreciation and amortization	10,402	8,604
Accelerated stock-based compensation expense	—	2,530
Volume-based expenses:
Royalty fees	14,150	15,902
Order routing	787	1,126
Core Operating Expenses (non-GAAP):	$47,947	$47,685
Less: Continuing stock-based compensation expense	2,655	4,383
Core Operating Expenses Excluding Continuing Stock-Based Compensation (non-GAAP)	$45,292	$43,302

Detail of Core Operating Expenses (non-GAAP)
Compensation and benefits	$25,439	$30,844
Technology support services	5,325	4,721
Professional fees and outside services	11,950	7,378
Travel and promotional expenses	2,501	1,987
Facilities costs	1,384	1,313
Other expenses	1,348	1,442
Total	$47,947	$47,685

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The table below shows the reconciliation of each financial measure from GAAP to non-GAAP. The non-GAAP financial measures exclude the impact of those items detailed in the footnotes below and are referred to as adjusted financial measures.

(in thousands, except per share amounts)	Three Months Ended March 31, 2015				Three months ended March 31, 2014
		Items Impacting Results				Items Impacting Results
	Reported (GAAP)	Other Expense [1]	Other Expense [2]	After Considering Items (non-GAAP)	Reported (GAAP)	Operating Expenses [3]	After Considering Items (non-GAAP)
Total Operating Revenues	$142,839			$142,839	$157,885		$157,885
Total Operating Expenses	73,286			73,286	75,847	(2,530)	73,317
Operating Income	69,553			69,553	82,038	2,530	84,568
Operating Margin	48.7%			48.7%	52.0%		53.6%
Total Other Income/(Expense)	(276)	246	118	88	(495)		(495)
Income Before Income Taxes	69,277	246	118	69,641	81,543	2,530	84,073
Income tax provision	27,018	96	46	27,160	32,519	1,009	33,528
Effective Income Tax Rate	39.0%			39.0%	39.9%		39.9%
Net Income	$42,259	$150	$72	$42,481	$49,024	$1,521	$50,545
Net Income Allocated to Participating Securities	(180)	(2)	(1)	(182)	(496)	(15)	(511)
Net Income Allocated to Common Stockholders	$42,079	$148	$71	$42,299	$48,528	$1,506	$50,034
Diluted Net Income per Share Allocated to Common Stockholders	$0.50	$—	$—	$0.50	$0.56	$0.02	$0.58

NOTES: Amounts may not foot due to rounding.

1)	In the first quarter of 2015, the company recorded an impairment of an advance to an affiliate.

2)	In the first quarter of 2015, the company recorded an impairment for an investment in an affiliate.

3)	In the first quarter of 2014, the company accelerated the vesting of certain stock awards.

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CBOE Holdings, Inc. and Subsidiaries
Condensed Consolidated Statements of Income (Unaudited)
Three months ended March 31, 2015 and 2014

	Three Months Ended March 31,
(in thousands, except per share amounts)	2015	2014

Operating Revenues:
Transaction fees	$98,723	$112,790
Access fees	13,686	15,232
Exchange services and other fees	9,728	9,492
Market data fees	8,012	7,158
Regulatory fees	8,382	9,857
Other revenue	4,308	3,356
Total Operating Revenues	142,839	157,885

Operating Expenses:
Compensation and benefits	25,439	33,374
Depreciation and amortization	10,402	8,604
Technology support services	5,325	4,721
Professional fees and outside services	11,950	7,378
Royalty fees	14,150	15,902
Order routing	787	1,126
Travel and promotional expenses	2,501	1,987
Facilities costs	1,384	1,313
Other expenses	1,348	1,442
Total Operating Expenses	73,286	75,847

Operating Income	69,553	82,038

Other Income/(Expense):
Investment income	51	14
Net loss from investment in affiliates	(81)	(509)
Impairment of advance to affiliate	(246)	—
Total Other Income/(Expense)	(276)	(495)

Income Before Income Taxes	69,277	81,543
Income tax provision	27,018	32,519
Net Income	42,259	49,024
Net Income Allocated to Participating Securities	(180)	(496)
Net Income Allocated to Common Stockholders	$42,079	$48,528

Net Income Per Share Allocated to Common Stockholders:
Basic	$0.50	$0.56
Diluted	0.50	0.56
Weighted average shares used in computing income per share:
Basic	83,956	86,453
Diluted	83,956	86,453

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CBOE Holdings, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)
March 31, 2015 and December 31, 2014

(in thousands, except share amounts)	March 31, 2015	December 31, 2014
Assets
Current Assets:
Cash and cash equivalents	$137,558	$147,927
Accounts receivable—net allowances of 2015 - $298 and 2014 - $285	51,986	58,386
Marketing fee receivable	8,789	10,697
Income taxes receivable	1,120	21,503
Other prepaid expenses	8,588	4,622
Other current assets	1,344	972
Total Current Assets	209,385	244,107
Investments in and Advances to Affiliates	42,740	12,351
Land	4,914	4,914
Property and Equipment:
Construction in progress	—	—
Building	68,117	68,019
Furniture and equipment	285,223	286,723
Less accumulated depreciation and amortization	(290,615)	(287,886)
Total Property and Equipment—Net	62,725	66,856
Other Assets:
Software development work in progress	11,337	7,817
Data processing software and other assets (less accumulated amortization—2015, $167,925; 2014, $163,486)	44,696	47,856
Total Other Assets—Net	56,033	55,673
Total	$375,797	$383,901

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable and accrued liabilities	$44,593	$58,566
Marketing fee payable	9,320	11,236
Deferred revenue and other liabilities	14,073	1,988
Post-retirement benefit obligation - current	72	101
Income tax payable	2,654	1,774
Total Current Liabilities	70,712	73,665

Long-term Liabilities:
Post-retirement benefit obligation - long-term	1,938	1,612
Income tax liability	41,932	40,683
Other long-term liabilities	3,312	4,197
Deferred income taxes	14,168	13,677
Total Long-term Liabilities	61,350	60,169
Commitments and Contingencies
Total Liabilities	132,062	133,834
Stockholders’ Equity:
Preferred stock, $0.01 par value: 20,000,000 shares authorized, no shares issued and outstanding at March 31, 2015 or December 31, 2014	—	—
Unrestricted common stock, $0.01 par value: 325,000,000 shares authorized; 92,717,568 issued and 83,701,811 outstanding at March 31, 2015; 92,569,189 issued and 84,114,475 outstanding at December 31, 2014	927	926
Additional paid-in-capital	113,960	110,112
Retained earnings	496,539	472,005
Treasury stock at cost – 9,015,757 shares at March 31, 2015 and 8,454,714 shares at December 31, 2014	(366,821)	(332,287)
Accumulated other comprehensive loss	(870)	(689)
Total Stockholders’ Equity	243,735	250,067

Total	$375,797	$383,901

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CBOE Holdings, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)
Three months ended March 31, 2015 and 2014

	Three Months Ended March 31,
(in thousands)	2015	2014
Cash Flows from Operating Activities:
Net income	$42,259	$49,024
Adjustments to reconcile net income to net cash flows from operating activities:

Depreciation and amortization	10,402	8,604
Other amortization	11	18
Provision for deferred income taxes	601	25
Stock-based compensation	2,655	6,913
Loss on disposition of property	170	253
(Gain)/Loss on investment in affiliate	(37)	509
Impairment of investment in affiliate	118	—
Net change in assets and liabilities	22,276	22,970
Net Cash Flows provided by Operating Activities	78,455	88,316
Cash Flows from Investing Activities:
Capital and other assets expenditures	(7,536)	(12,172)
Investment in and advances to affiliates	(30,469)	(500)
Other	246	—
Net Cash Flows used in Investing Activities	(37,759)	(12,672)
Cash Flows from Financing Activities:
Payment of quarterly dividends	(17,725)	(15,727)
Payment of special dividend	—	(43,831)
Purchase of unrestricted common stock from employees	(3,119)	(1,990)
Excess tax benefit from stock-based compensation	1,194	765
Purchase of unrestricted common stock under announced program	(31,415)	(37,137)
Net Cash Flows used in Financing Activities	(51,065)	(97,920)

Net Decrease in Cash and Cash Equivalents	(10,369)	(22,276)

Cash and Cash Equivalents at Beginning of Period	147,927	221,341
Cash and Cash Equivalents at End of Period	$137,558	$199,065

Supplemental Disclosure of Cash Flow Information
Cash paid for income taxes	$2,695	$10
Non-cash activities:
Unpaid liability to acquire equipment and software	$2,034	$3,835

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